BEESFREE, INC.
(A Development Stage Enterprise)
PRO FORMA COMBINED
FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On December 14, 2011, BeesFree, Inc.(formerly BNH, Inc., a public shell corporation) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the terms of the agreement, BeesFree Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”) merged into BeesFree, Inc., a privately held Delaware corporation (“BeesFree-DE”), and BeesFree-DE, the surviving corporation, became the Company’s wholly-owned subsidiary.  As a result of this transaction, the former owners of BeesFree, Inc., the private entity, became the controlling shareholder of the surviving Company.

The following sets forth the combined statements of operations of BeesFree, Inc. on a pro forma basis for the period from August 4, 2011, (Inception) through August 31, 2011 and for the year ended December 31, 2010. The pro forma statements of operations data give effect to the transactions as if they had occurred on August 4, 2011. The pro forma balance sheet gives effect to the transactions as if they had occurred August 31, 2011. The pro forma financial statements are provided for informational purposes only, are unaudited, and not necessarily indicative of future results or what the operating results or financial condition of the company would have been had the merger been consummated on the dates assumed.  The following pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes thereto, and included elsewhere in this filing.

BeesFree, Inc.
(A Development Stage Enterprise)
 Pro Forma Combined Balance Sheet
As of  August 31, 2011
 (Unaudited)

	BNH, Inc.	BeesFree, Inc.	Pro Forma adjustments BNH, Inc.		Pro Forma adjustments BeesFree, Inc.		Combined
Current assets:	a	b
Cash	$50,000	$8,070	$(50,000	)e	$(405,000	)c	$603,070
					1,000,000	d
Subscription receivable	-	2,248	-		-		2,248
Total Current Assets	$50,000	$10,318	$(50,000)		$595,000		$605,318

Deposit	-	10,000	-		(10,000	)c	-
Intagible Assets	-	1,650	-		-		1,650

TOTAL ASSETS	$50,000	$21,968	$(50,000)		$585,000		$606,968

Current Liabilities
Accounts payable and accrued expenses	$28,090	$155,407	$(28,090	)e	$-		$155,407
Convertible debentures	-	-	-		1,000,000	d	1,000,000
Due to shareholder	197,076	-	(197,076	)e	-		-

Stockholders' Deficiency
Preferred Stock	-	-	-		-		-
Common stock	15,167	11,950	(15,167	)e	-		11,950
Additional paid-in-capital	57,333	-	(57,333	)e	(415,000	)c	(415,000)

Accumulated deficit during development stage	(247,666)	(145,389)	247,666	e	-		(145,389)
Total Liabilities and Stockholders' Deficiency	$50,000	$21,968	$(50,000)		$585,000		$606,968

 BEESFREE, INC.
 A Development Stage Enterprise
 Pro Forma Combined Statement of Operations
 For the Period from August 4, 2011 ( Inception) to August 31, 2011
 (Unaudited)

	BNH, Inc.	BeesFree, Inc.	Pro Forma adjustments BNH, Inc.		Pro Forma adjustments BeesFree, Inc.	Combined
	a	b
Revenue	$-	$-	$-		$-	$-

Operating expenses:
Research and development expenses	$-	$100,000	$-		$-	$100,000
General and administrative expenses	82,843	45,389	(82,843	)c	-	45,389

Total Operating Expenses	82,843	145,389	(82,843)		-	145,389
		-			-	-
Net loss	$(82,843)	$(145,389)	$82,843		$-	$(145,389)

Basic and Diluted Net Loss per Share	$(0.01)	$(0.04)				$(0.01)

Weighted Average Number of
Shares Outstanding - basic and diluted	15,166,668	4,011,111	(11,166,668)		7,638,889	15,650,000

BEESFREE, INC.
A Development Stage Enterprise
Pro Forma Combined Statement of Operations
For the Year Ended December 31, 2010
(Unaudited)

			Pro Forma		Pro Forma
			adjustments		adjustments
	BNH, Inc.	BeesFree, Inc.	BNH, Inc.		BeesFree, Inc.	Combined
	a	b
Revenue	$-	$-	$-		$-	$-

Operating expenses:
Research and development expenses	$-	$-	$-		$-	$-
General and administrative expenses	51,247	-	(51,247	) c	-	-

Total Operating Expenses	51,247	-	(51,247)		-	-
		-			-	-
Net loss	$(51,247)	$-	$51,247		$-	$-

Basic and Diluted Net Loss per Share	$(0.00)	$-				$(0.00)

Weighted Average Number of
Shares Outstanding - basic and diluted	15,166,668	-	(11,166,668)		11,650,000	15,650,000

BeesFree, Inc.
Notes to Pro Forma Combined Balance Sheet
(Unaudited)

Note 1 – Merger Transaction

On December 14, 2011, BeesFree, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the agreement, BeesFree Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”) merged into BeesFree, Inc., a privately held Delaware corporation (“BeesFree-DE”), and BeesFree-DE, the surviving corporation, became the Company’s wholly-owned subsidiary.The transaction is being accounted for as a reverse merger and recapitalization.

Note 2 – Pro Forma Adjustments

The pro forma adjustments to the combined balance sheet give effect to the Merger of BeesFree, Inc. as if the Merger had occurred at the beginning of the period.

Balance Sheet – August 31, 2011:

a.	Derived from the unaudited balance sheet of BNH, Inc. as of September 30, 2011. There were no material transactions for the period from September 1, 2011 through September 30, 2011.

b.	Derived from the audited balance sheet of BeesFree, Inc. as of August 31, 2011.

c.	Estimated costs to complete costs for redemption of shares of former BNH Shareholders.

d.	Sale of $1,000,000 convertible debenture notes.

e.	Elimination of BNH balance items relating to merger transaction.

BeesFree, Inc.
Notes to Pro Forma Combined Statement of Operations
(Unaudited)

Statement of Operations – August 31, 2011:

a.
Derived from the unaudited Statement of Operations of BNH, Inc. for the Nine Months Ended September 30, 2011.  There were no material transactions for the period from September 1, 2011 through September 30, 2011.

b.	Derived from the audited Statement of Operations of BeesFree, Inc. for the period from August 4, 2011 (inception) to August 31, 2011.

c.	Elimination of BNH, Inc. accumulated deficit.

Note 3 – Pro Forma Adjustments

Statement of Operations – December 31, 2010:

a.	Derived from the audited Statement of Operations of BNH, Inc. for the year ended December 31, 2010.

b.	BeesFree, Inc. (DE) was incorporated on August 4, 2011. There was no activity for the year ended December 31, 2010.

c.	Elimination of BNH, Inc. accumulated deficit.